Entravision Communications

Exhibit 99.1

ENTRAVISION COMMUNICATIONS CORPORATION REPORTS

SECOND QUARTER 2021 RESULTS

SANTA MONICA, CALIFORNIA, August 5, 2021 – Entravision Communications Corporation (NYSE: EVC), a leading global media, marketing and technology company, today announced financial results for the three- and six-month periods ended June 30, 2021.

Second Quarter 2021 Highlights

•
Net revenue up 295% over the prior-year period
•
Net income attributable to common stockholders up 236% over the prior-year period
•
Consolidated Adjusted EBITDA up 932% over the prior-year period
•
Operating cash flow up 181% over the prior-year period
•
Free cash flow of $12.4 million compared to a loss of $1.4 million in the prior-year period
•
Quarterly cash dividend of $0.025 per share

“Entravision had a strong second quarter of 2021 and an even stronger first half of the year. Net revenues for the second quarter improved 295% as compared to the prior-year period, while Adjusted EBITDA increased 932% year-over-year,” said Walter F. Ulloa, Chairman and Chief Executive Officer. “Growth in the quarter was largely driven by our digital business, which is now our largest segment, currently at 73% of consolidated revenues. Our core television and audio businesses also saw sequential and year-over-year revenue improvements, bolstering our overall performance.”

Mr. Ulloa continued, “Our digital segment continues to represent a significant part of the growth of our business. Right after the end of the second quarter we acquired MediaDonuts, a company engaged in the sale and marketing of digital advertising in Southeast Asia. Through the acquisition of MediaDonuts, along with our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, we have now added two digital powerhouses to our platform whose combined leadership, sales, operations and geographic reach further propel our core digital offerings and position us to partner with the world’s leading technology and social platforms."

Quarterly Cash Dividend

The Company also announced today that its Board of Directors approved a quarterly cash dividend to shareholders of $0.025 per share on the Company's Class A, Class B and Class U common stock, in an aggregate amount of approximately $2.1 million. The quarterly dividend will be payable on September 30, 2021 to shareholders of record as of the close of business on September 15, 2021, and the common stock will trade ex-dividend on September 14, 2021. The Company currently anticipates that future cash dividends will be paid on a quarterly basis; however, any decision to pay future cash dividends will be subject to approval by the Board.

Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each of these non-GAAP financial measures, and a table reconciling each of these non-GAAP financial measures to its most directly comparable GAAP financial measure is included beginning on page 10.

Entravision Communications

Unaudited Financial Highlights

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net revenue	$178,410	$45,116	295%	$327,290	$109,365	199%
Cost of revenue - digital (1)	109,030	6,447	*	193,786	13,794	*
Operating expenses (2)	41,442	33,037	25%	81,856	73,307	12%
Corporate expenses (3)	7,345	5,384	36%	14,503	12,224	19%
Foreign currency (gain) loss	(309)	(155)	99%	277	1,353	(80)%

Consolidated adjusted EBITDA (4)	17,787	1,724	932%	31,982	11,402	180%

Free cash flow (5)	$12,420	$(1,408)	*	$25,449	$3,821	566%

Net income (loss)	$10,476	$2,338	348%	$17,478	$(33,254)	*
Net (income) loss attributable to redeemable noncontrolling interest	$(2,612)	$-	*	$(4,185)	$-	*
Net income (loss) attributable to common stockholders	$7,864	$2,338	236%	$13,293	$(33,254)	*

Net income (loss) per share attributable to common stockholders, basic	$0.09	$0.03	200%	$0.16	$(0.39)	*
Net income (loss) per share attributable to common stockholders, diluted	$0.09	$0.03	200%	$0.15	$(0.39)	*
Weighted average common shares outstanding, basic	85,188,182	84,123,530		85,115,310	84,220,649
Weighted average common shares outstanding, diluted	87,777,039	84,669,250		87,382,215	84,220,649
(1)
Consists primarily of the costs of online media acquired from third-party publishers. Media cost is classified as cost of revenue in the period in which the corresponding revenue is recognized.
(2)
Operating expenses includes direct operating and selling, general and administrative expenses. Included in operating expenses are $0.3 million and $0.1 million of non-cash stock-based compensation for the three-month periods ended June 30, 2021 and 2020, respectively, and $0.6 million and $0.2 million of non-cash stock-based compensation for the six-month periods ended June 30, 2021 and 2020, respectively.
(3)
Corporate expenses include $0.8 million and $0.7 million of non-cash stock-based compensation for the three-month periods ended June 30, 2021 and 2020, respectively, and $1.6 million and $1.4 million of non-cash stock-based compensation for the six-month periods ended June 30, 2021 and 2020, respectively.
(4)
Consolidated adjusted EBITDA means net income (loss) plus gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation included in operating and corporate expenses, net interest expense, other operating gain (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from the Federal Communications Commission, or FCC, spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings. We use the term consolidated adjusted EBITDA because that measure is defined in the agreement governing our current credit facility (“the 2017 Credit Facility”) and does not include gain (loss) on sale of assets, depreciation and amortization, non-cash impairment charge, non-cash stock-based compensation, net interest expense, other income (loss), gain (loss) on debt extinguishment, income tax (expense) benefit, equity in net income (loss) of nonconsolidated affiliate, non-cash losses, syndication programming amortization less syndication programming payments, revenue from FCC spectrum incentive auction less related expenses, expenses associated with investments, EBITDA attributable to redeemable noncontrolling interest, acquisitions and dispositions and certain pro-forma cost savings.
(5)
Free cash flow is defined as consolidated adjusted EBITDA less cash paid for income taxes, net interest expense, capital expenditures and non-recurring cash expenses plus dividend income, and other operating gain (loss). Net interest expense is defined as interest expense, less non-cash interest expense relating to amortization of debt finance costs, and less interest income.

Entravision Communications

Unaudited Financial Results

	Three-Month Period
	Ended June 30,
	2021	2020	% Change
Net revenue	$178,410	$45,116	295%
Cost of revenue - digital (1)	109,030	6,447	*
Operating expenses (1)	41,442	33,037	25%
Corporate expenses (1)	7,345	5,384	36%
Depreciation and amortization	5,074	3,873	31%
Impairment charge	112	-	*
Foreign currency (gain) loss	(309)	(155)	99%
Other operating (gain) loss	(523)	(2,030)	(74)%

Operating income (loss)	16,239	(1,440)	*
Interest expense, net	(1,773)	(1,485)	19%
Dividend income	2	-	*

Income (loss) before income taxes	14,468	(2,925)	*
Income tax benefit (expense)	(3,992)	5,263	*

Net income (loss)	10,476	2,338	348%
Net (income) loss attributable to redeemable noncontrolling interest	(2,612)	-	*
Net income (loss) attributable to common stockholders	$7,864	$2,338	236%

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue in the second quarter of 2021 totaled $178.4 million, up 295% from $45.1 million in the prior-year period. Of the overall increase, approximately $118.8 million was attributable to our digital segment and was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020. In addition, of the overall increase, approximately $7.1 million was attributable to our television segment, primarily due to increases in local and national advertising revenue, partially offset by decreases in political revenue and revenue from spectrum usage rights. Additionally, of the overall increase, approximately $7.3 million was attributable to our radio segment primarily due to increases in local and national advertising revenue, partially offset by a decrease in political revenue.

Cost of revenue in the second quarter of 2021 totaled $109.0 million compared to $6.4 million in the prior-year period. The increase was primarily due to increased costs of revenue associated with the increase in net revenue due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020.

Operating expenses in the second quarter of 2021 totaled $41.4 million, up 25% from $33.0 million in the prior-year period. The increase was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, and due to an increase in expenses associated with the increase in advertising revenue, partially offset by decreases in bad debt and salary expense associated with furloughs and layoffs that occurred in 2020.

Corporate expenses in the second quarter of 2021 totaled $7.3 million, up 36% from $5.4 million in the prior-year period. The increase was primarily due to an increase in salaries, audit fees and financial due diligence fees.

Entravision Communications

	Six-Month Period
	Ended June 30,
	2021	2020	% Change
Net revenue	$327,290	$109,365	199%
Cost of revenue - digital (1)	193,786	13,794	*
Operating expenses (1)	81,856	73,307	12%
Corporate expenses (1)	14,503	12,224	19%
Depreciation and amortization	10,258	8,385	22%
Impairment charge	1,438	39,835	(96)%
Foreign currency (gain) loss	277	1,353	(80)%
Other operating (gain) loss	(2,436)	(2,866)	(15)%

Operating income (loss)	27,608	(36,667)	*
Interest expense, net	(3,350)	(3,542)	(5)%
Dividend income	4	24	(83)%

Income (loss) before income taxes	24,262	(40,185)	*
Income tax benefit (expense)	(6,784)	6,931	*

Net income (loss)	17,478	(33,254)	*
Net (income) loss attributable to redeemable noncontrolling interest	(4,185)	-	*
Net income (loss) attributable to common stockholders	$13,293	$(33,254)	*

(1) Cost of revenue, operating expenses and corporate expenses are defined on page 2.

Net revenue for the six-month period of 2021 totaled $327.3 million, up 199% from $109.4 million in the prior-year period. Of the overall increase, approximately $207.0 million was attributable to our digital segment and was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020. In addition, of the overall increase, approximately $3.9 million was attributable to our television segment, primarily due to increases in local and national advertising revenue, and revenue from spectrum usage rights, partially offset by a decrease in political revenue. Additionally, of the overall increase, approximately $6.9 million was attributable to our radio segment primarily due to increases in local and national advertising revenue, partially offset by a decrease in political revenue.

Cost of revenue for the six-month period of 2021 totaled $193.8 million compared to $13.8 million in the prior-year period. The increase was primarily due to increased costs of revenue associated with the increase in net revenue due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020.

Operating expenses for the six-month period of 2021 totaled $81.9 million, up 12% from $73.3 million in the prior-year period. The increase was primarily due to our acquisition of a majority interest in Cisneros Interactive during the fourth quarter of 2020, and due to an increase in expenses associated with the increase in advertising revenue, partially offset by decreases in bad debt and salary expense associated with furloughs and layoffs that occurred in 2020.

Corporate expenses for the six-month period of 2021 totaled $14.5 million, up 19% from $12.2 million in the prior-year period. The increase was primarily due to an increase in salaries, audit fees and financial due diligence fees.

Balance Sheet and Related Metrics

Cash and marketable securities as of June 30, 2021 totaled approximately $181.9 million. Total debt was $213.8 million. Net of $75 million of cash and marketable securities, total leverage as defined in the Company’s credit agreement was 1.7 times as of June 30, 2021. Net of total accessible cash and marketable securities, total leverage was 0.7 times.

Entravision Communications

Unaudited Segment Results

	Three-Month Period			Six-Month Period
	Ended June 30,			Ended June 30,
	2021	2020	% Change	2021	2020	% Change
Net Revenue
Digital	$130,223	$11,373	1045%	$231,705	$24,704	838%
Television	34,057	26,955	26%	70,148	66,154	6%
Radio	14,130	6,788	108%	25,437	18,507	37%
Total	$178,410	$45,116	295%	$327,290	$109,365	199%

Cost of Revenue - digital (1)
Digital	$109,030	$6,447	*	$193,786	$13,794	*

Operating Expenses (1)
Digital	12,027	6,156	95%	22,877	13,020	76%
Television	19,516	17,736	10%	39,400	39,493	(0)%
Radio	9,899	9,145	8%	19,579	20,794	(6)%
Total	$41,442	$33,037	25%	$81,856	$73,307	12%

Corporate Expenses (1)	$7,345	$5,384	36%	$14,503	$12,224	19%

Consolidated adjusted EBITDA (1)	$17,787	$1,724	932%	$31,982	$11,402	180%

(1)
Cost of revenue, operating expenses, corporate expenses, and consolidated adjusted EBITDA are defined on page 2.

Notice of Conference Call

Entravision Communications Corporation will hold a conference call to discuss its second quarter 2021 results on Thursday, August 5, 2021 at 5 p.m. Eastern Time. To access the conference call, please dial (877) 407-9716 (U.S.) or (201) 493-6779 (Int’l) ten minutes prior to the start time and reference Conference ID number 13720020. The call will also be available via live webcast on the investor relations portion of the Company's website located at www.entravision.com.

About Entravision Communications Corporation

Entravision is a diversified global media, marketing and technology company serving clients throughout the United States and in more than 20 countries across Latin America, Europe, and Southeast Asia. Entravision has 54 television stations and is the largest affiliate group of the Univision and UniMás television networks, and 47 Spanish-language radio stations that feature nationally recognized, award-winning talent. Our dynamic digital portfolio includes Entravision Digital, which serves small- and medium-size businesses in high-density U.S. Latino markets and provides cutting-edge mobile programmatic solutions and demand-side platforms that allow advertisers to execute performance campaigns using machine-learned bidding algorithms. We also offer digital advertising solutions representing major technology platforms in Latin America, through our Cisneros Interactive business, and in Southeast Asia, through our MediaDonuts business.  Shares of Entravision Class A Common Stock trade on The New York Stock Exchange under the ticker symbol: EVC. Learn more about all of our media, marketing and technology offerings at entravision.com or connect with us on LinkedIn and Facebook.

Forward-Looking Statements

This press release contains certain forward-looking statements. These forward-looking statements, which are included in accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, may involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by the forward-looking statements in this press release. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that actual results will not differ materially from these expectations, and the Company disclaims any duty to update any forward-looking statements made by the Company. From time to time, these risks, uncertainties and other factors are discussed in the Company’s filings with the Securities and Exchange Commission.

Entravision Communications

For more information, please contact:

Christopher T. Young	Kimberly Esterkin
Chief Financial Officer	ADDO Investor Relations
Entravision Communications Corporation	310-829-5400
310-447-3870	evc@addo.com

# # #

(Financial Table Follows)

Entravision Communications

Entravision Communications Corporation

Consolidated Balance Sheets

(In thousands; unaudited)

	June 30,	December 31,
	2021	2020
ASSETS
Current assets
Cash and cash equivalents	$171,862	$119,162
Marketable securities	10,009	27,988
Restricted cash	749	749
Trade receivables, net of allowance for doubtful accounts	141,697	142,004
Assets held for sale	7,248	2,141
Prepaid expenses and other current assets	23,345	18,021
Total current assets	354,910	310,065
Property and equipment, net	66,375	72,004
Intangible assets subject to amortization, net	45,760	49,412
Intangible assets not subject to amortization	211,753	216,653
Goodwill	58,043	58,043
Operating leases right of use asset	33,741	33,525
Other assets	7,436	7,643
Total assets	$778,018	$747,345

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Current maturities of long-term debt	$3,000	$3,000
Accounts payable and accrued expenses	141,767	126,849
Operating lease liabilities	7,524	7,290
Total current liabilities	152,291	137,139
Long-term debt, less current maturities, net of unamortized debt issuance costs	208,612	210,454
Long-term operating lease liabilities	31,447	31,775
Other long-term liabilities	3,507	3,732
Deferred income taxes	57,729	54,980
Total liabilities	453,586	438,080

Redeemable noncontrolling interest	37,470	33,285
Stockholders' equity
Class A common stock	6	6
Class B common stock	2	2
Class U common stock	1	1
Additional paid-in capital	826,474	828,813
Accumulated deficit	(538,493)	(551,786)
Accumulated other comprehensive income (loss)	(1,028)	(1,056)
Total stockholders' equity	286,962	275,980
Total liabilities and stockholders' equity	$778,018	$747,345

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Net revenue	$178,410	$45,116	$327,290	$109,365

Expenses:
Cost of revenue - digital	109,030	6,447	193,786	13,794
Direct operating expenses	28,336	22,140	54,897	48,819
Selling, general and administrative expenses	13,106	10,897	26,959	24,488
Corporate expenses	7,345	5,384	14,503	12,224
Depreciation and amortization	5,074	3,873	10,258	8,385
Impairment charge	112	-	1,438	39,835
Foreign currency (gain) loss	(309)	(155)	277	1,353
Other operating (gain) loss	(523)	(2,030)	(2,436)	(2,866)
	162,171	46,556	299,682	146,032
Operating income (loss)	16,239	(1,440)	27,608	(36,667)
Interest expense	(1,856)	(2,024)	(3,573)	(4,704)
Interest income	83	539	223	1,162
Dividend income	2	-	4	24
Income (loss) before income taxes	14,468	(2,925)	24,262	(40,185)
Income tax benefit (expense)	(3,992)	5,263	(6,784)	6,931

Net income (loss)	10,476	2,338	17,478	(33,254)
Net (income) loss attributable to redeemable noncontrolling interest	(2,612)	-	(4,185)	-
Net income (loss) attributable to common stockholders	$7,864	$2,338	$13,293	$(33,254)

Basic and diluted earnings per share:
Net income (loss) per share attributable to common stockholders, basic	$0.09	$0.03	$0.16	$(0.39)
Net income (loss) per share attributable to common stockholders, diluted	$0.09	$0.03	$0.15	$(0.39)

Cash dividends declared per common share, basic and diluted	$0.03	$0.03	$0.05	$0.08

Weighted average common shares outstanding, basic	85,188,182	84,123,530	85,115,310	84,220,649
Weighted average common shares outstanding, diluted	87,777,039	84,669,250	87,382,215	84,220,649

Entravision Communications

Entravision Communications Corporation

Consolidated Statements of Cash Flows

(In thousands; unaudited)

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Cash flows from operating activities:
Net income (loss)	$10,476	$2,338	$17,478	$(33,254)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	5,074	3,873	10,258	8,385
Impairment charge	112	—	1,438	39,835
Deferred income taxes	712	(5,585)	3,699	(7,398)
Non-cash interest	159	163	298	332
Amortization of syndication contracts	119	128	238	258
Payments on syndication contracts	(115)	(123)	(239)	(253)
Non-cash stock-based compensation	1,135	803	2,206	1,592
(Gain) loss on disposal of property and equipment	—	(627)	—	(627)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(9,460)	12,031	467	19,513
(Increase) decrease in prepaid expenses and other assets	1,732	4,064	2,909	5,090
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,989	(9,616)	5,633	(14,010)
Net cash provided by operating activities	20,933	7,449	44,385	19,463
Cash flows from investing activities:
Proceeds from sale of property and equipment and intangibles	—	3,989	—	3,989
Purchases of property and equipment	(998)	(3,005)	(2,836)	(5,676)
Purchases of intangible assets	—	(3)	—	(158)
Proceeds from marketable securities	5,680	10,243	17,800	26,860
Net cash provided by (used in) investing activities	4,682	11,224	14,964	25,015
Cash flows from financing activities:
Proceeds from stock option exercises	172	—	172	—
Tax payments related to shares withheld for share-based compensation plans	(449)	(15)	(458)	(15)
Payments on long-term debt	(750)	(750)	(1,500)	(1,500)
Dividends paid	(2,133)	(2,104)	(4,259)	(6,322)
Repurchase of Class A common stock	—	—	—	(525)
Payments of capitalized debt costs	(604)	—	(604)	—
Net cash used in financing activities	(3,764)	(2,869)	(6,649)	(8,362)
Effect of exchange rates on cash, cash equivalents and restricted cash	24	(45)	—	32
Net increase (decrease) in cash, cash equivalents and restricted cash	21,875	15,759	52,700	36,148
Cash, cash equivalents and restricted cash:
Beginning	150,736	54,246	119,911	33,857
Ending	$172,611	$70,005	$172,611	$70,005

Entravision Communications

Entravision Communications Corporation

Reconciliation of Consolidated Adjusted EBITDA to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020

Consolidated adjusted EBITDA (1)	$17,787	$1,724	$31,982	$11,402
EBITDA attributable to redeemable noncontrolling interest	4,254	-	7,091	-
Interest expense	(1,856)	(2,024)	(3,573)	(4,704)
Interest income	83	539	223	1,162
Dividend income	2	-	4	24
Income tax expense	(3,992)	5,263	(6,784)	6,931
Amortization of syndication contracts	(119)	(129)	(238)	(258)
Payments on syndication contracts	115	123	239	253
Non-cash stock-based compensation included in direct operating expenses	(334)	(104)	(650)	(235)
Non-cash stock-based compensation included in corporate expenses	(801)	(699)	(1,556)	(1,357)
Depreciation and amortization	(5,074)	(3,873)	(10,258)	(8,385)
Impairment charge	(112)	-	(1,438)	(39,835)
Non-recurring cash severance charge	-	(512)	-	(1,118)
Other operating gain (loss)	523	2,030	2,436	2,866
Net (income) loss attributable to redeemable noncontrolling interest	(2,612)	-	(4,185)	-
Net income (loss) attributable to common stockholders	7,864	2,338	13,293	(33,254)

Depreciation and amortization	5,074	3,873	10,258	8,385
Impairment charge	112	-	1,438	39,835
Deferred income taxes	712	(5,585)	3,699	(7,398)
Non-cash interest	159	163	298	332
Amortization of syndication contracts	119	128	238	258
Payments on syndication contracts	(115)	(123)	(239)	(253)
Non-cash stock-based compensation	1,135	803	2,206	1,592
(Gain) loss on disposal of property and equipment	-	(627)	-	(627)
Net income (loss) attributable to redeemable noncontrolling interest	2,612	-	4,185	-
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(9,460)	12,031	467	19,513
(Increase) decrease in prepaid expenses and other assets	1,732	4,064	2,909	5,090
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,989	(9,616)	5,633	(14,010)
Cash flows from operating activities	20,933	7,449	44,385	19,463

(1) Consolidated adjusted EBITDA is defined on page 2.

Entravision Communications

Entravision Communications Corporation

Reconciliation of Free Cash Flow to Cash Flows From Operating Activities

(In thousands; unaudited)

The most directly comparable GAAP financial measure is operating cash flow. A reconciliation of this non-GAAP measure to cash flows from operating activities for each of the periods presented is as follows:

	Three-Month Period		Six-Month Period
	Ended June 30,		Ended June 30,
	2021	2020	2021	2020
Consolidated adjusted EBITDA (1)	$17,787	$1,724	$31,982	$11,402
Net interest expense (1)	(1,614)	(1,322)	(3,052)	(3,210)
Dividend income	2	-	4	24
Cash paid for income taxes	(3,280)	(323)	(3,085)	(467)
Capital expenditures (2)	(998)	(3,005)	(2,836)	(5,676)
Non-recurring cash severance charge	-	(512)	-	(1,118)
Other operating gain (loss)	523	2,030	2,436	2,866
Free cash flow (1)	12,420	(1,408)	25,449	3,821

Capital expenditures (2)	998	3,005	2,836	5,676
EBITDA attributable to redeemable noncontrolling interest	4,254	-	7,091	-
(Gain) loss on disposal of property and equipment	-	(627)	-	(627)
Changes in assets and liabilities:
(Increase) decrease in accounts receivable	(9,460)	12,031	467	19,513
(Increase) decrease in prepaid expenses and other assets	1,732	4,064	2,909	5,090
Increase (decrease) in accounts payable, accrued expenses and other liabilities	10,989	(9,616)	5,633	(14,010)
Cash Flows From Operating Activities	$20,933	$7,449	$44,385	$19,463

(1)
Consolidated adjusted EBITDA, net interest expense, and free cash flow are defined on page 2.
(2)
Capital expenditures are not part of the consolidated statement of operations.